UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005

TD Banknorth Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51179	01-0437984

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine	04112-9540

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (207) 761-8500

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On March 22, 2005, TD Banknorth Inc. adopted an amendment to its 1996 Equity Incentive Plan, a copy of which is included as an exhibit to this Current Report on Form 8-K. In order to reflect the amendment to the 1996 Equity Incentive Plan, TD Banknorth Inc. revised the form of grant agreements to be used to evidence grants under the plan in the future. The new forms of agreements, as well as forms of agreement for grants under the TD Banknorth Inc. 2003 Equity Incentive Plan, are included as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (a) Not applicable.

     (b) Not applicable.

     (c) The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Amendment No. 1 to the TD Banknorth Inc. 1996 Equity Incentive Plan

10.2	Form of nonqualified stock option agreement under the 1996 Equity Incentive Plan

10.3	Form of nonqualified stock option agreement under the 2003 Equity Incentive Plan

10.4	Form of restricted stock unit award agreement — stock settlement under the 2003 Equity Incentive Plan

10.5	Form of restricted stock unit award agreement — cash settlement under the 2003 Equity Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD BANKNORTH INC.
By:	/s/ Peter J. Verrill

	Name:	Peter J. Verrill
	Title:	Senior Executive Vice President and Chief Operating Officer

Date: March 23, 2005

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